Exhibit 99







Release Date:                                               Further Information:

IMMEDIATE RELEASE                                           David J. Bursic
April 30, 2004                                              President and CEO
                                                                         or
                                                            Pamela M. Tracy
                                                            Investor Relations
                                                            Phone: 412/364-1913




          WVS FINANCIAL CORP. ANNOUNCES THIRD QUARTER AND NINE MONTHS
             ENDED MARCH 31, 2004 NET INCOME AND EARNINGS PER SHARE

     Pittsburgh, PA -- WVS Financial Corp. (NASDAQ: WVFC), the holding company for West View Savings Bank, today reported diluted earnings per share and net income for the quarter ended March 31, 2004 totaled $0.18 and $464,000, respectively, compared to $0.28 and $732,000 for the same period in 2003. The $268,000 decrease in net income for the quarter ended March 31, 2004 was primarily attributable to a $444,000 decrease in net interest income and a $75,000 decrease in credit provisions for loan losses, which was partially offset by a $164,000 decrease in income tax expense, a $76,000 decrease in non-interest expense, and a $11,000 increase in non-interest income. The decrease in net interest income was primarily attributable to lower rates earned on Company assets due to lower market interest rates which was partially offset by lower rates paid on deposits and short-term borrowings. The Company experienced higher levels of repayments on its loan and securities portfolios due to refinancing activities. The Company redeployed these proceeds into shorter-term loans, investments and floating rate mortgage-backed securities to better manage its interest rate risk. The decrease in credit provisions for loan losses was primarily due to a decrease in paydowns on the Company's loan portfolio. The decrease in income tax expense was principally attributable to lower levels of taxable income. The decrease in non-interest expense was primarily attributable to a decrease in payroll and benefit related costs which were partially offset by an increase in legal expenses and costs associated with the work-out of non-performing assets. The increase in non-interest income was principally attributable to an increase in deposit account fee income.

     Net income and diluted earnings per share for the nine months ended March 31, 2004 totaled $1,586,000 and $0.62, respectively, compared to $2,513,000 and $0.95 for the same period in 2003. The $927,000 decrease in net income during the period was primarily attributable to a $2,456,000 decrease in net interest income and a $47,000 decrease in non-interest income, which were partially offset by a $700,000 increase in credit provisions for loan losses, a $467,000 decrease in income tax expense, and a $409,000 decrease in non-interest expense. The decrease in net interest income reflects continued low market interest rates, higher levels of loan repayments, the residual effects of higher cost long-term borrowings and lower overall yields on earning assets. The Company continued to experience higher levels of repayments on its loan, investment and mortgage-backed securities portfolios due to refinancing activities. The Company used these proceeds to fund shorter-term loans, investments and floating rate mortgage-backed securities to better manage its interest rate risk. The decrease in non-interest income was principally attributable to a decrease in pre-tax gains recognized on the sale of investments from the Company's investment portfolio, which was partially offset by an increase in deposit account fee income. The increase in credit provisions for loan losses was primarily attributable to the work-out of non-performing assets and paydowns on the Company's loan portfolio. The decrease in income tax expense was primarily a result of lower levels of taxable income. The decrease in non-interest expense was principally attributable to decreases in payroll and benefit related costs, charitable contributions eligible for PA tax credits, and legal expenses and costs associated with the work-out on non-performing assets.

     Return on equity and return on assets for the nine months ended March 31, 2004 were 7.38% and 0.54%, respectively.

     WVS Financial Corp. owns 100% of the outstanding common stock of West View Savings Bank. The Savings Bank is a Pennsylvania-chartered, FDIC savings bank which conducts business in the North Hills suburbs of Pittsburgh, Pennsylvania.

                               --TABLES ATTACHED--
                                      # # #

                       WVS FINANCIAL CORP. AND SUBSIDIARY
                      SELECTED CONSOLIDATED FINANCIAL DATA
                  (Dollars in thousands except per share data)


                                              March 31,   June 30,    March 31,
                                                2004        2003         2003
                                             (Unaudited) (Unaudited) (Unaudited)
                                             -----------  ---------- -----------

Total assets                                  $400,180    $367,188    $368,242
Net loans receivable                            70,373      91,669     107,819
Investment securities available-for-sale         9,320      25,641       4,274
Investment securities held-to-maturity         212,165     121,841     131,335
Mortgage-backed securities available-for-
   sale                                          3,714       4,387       4,858
Mortgage-backed securities held-to-
   maturity                                     88,621     107,492     101,146
Deposits                                       154,317     169,317     165,015
FHLB advances                                  149,736     153,390     151,487
Other borrowings                                62,718       9,453      11,424
Equity                                          29,538      30,618      30,125
Book value per share                             11.83       11.86       11.65
Return on average assets                          0.54%       0.89%       0.88%
Return on average equity                          6.98%      10.97%      10.96%

                       WVS FINANCIAL CORP. AND SUBSIDIARY
                      SELECTED CONSOLIDATED OPERATING DATA
                      (In thousands except per share data)


                                            Three Months Ended           Nine Months Ended
                                                March 31,                     March 31,
                                               (Unaudited)                   (Unaudited)
                                       --------------------------    --------------------------
                                           2004           2003           2004           2003
                                         --------       --------       --------       --------
Interest income                        $     4,067    $     4,636    $    11,833    $    15,092
Interest expense                             2,716          2,841          8,245          9,048
                                       -----------    -----------    -----------    -----------
Net interest income                          1,351          1,795          3,588          6,044
Provision for loan losses                      (14)           (89)          (771)           (71)
                                       -----------    -----------    -----------    -----------
Net interest income after
  provision for loan losses                  1,365          1,884          4,359          6,115
Non-interest income                            163            152            519            566
Non-interest expense                           899            975          2,730          3,139
                                       -----------    -----------    -----------    -----------
Income before income tax
  expense                                      629          1,061          2,148          3,542
Income taxes                                   165            329            562          1,029
                                       -----------    -----------    -----------    -----------

NET INCOME                             $       464    $       732    $     1,586    $     2,513
                                       ===========    ===========    ===========    ===========

EARNINGS PER SHARE:
  Basic                                $      0.18    $      0.28    $      0.62    $      0.96
  Diluted                              $      0.18    $      0.28    $      0.62    $      0.95

WEIGHTED AVERAGE SHARES OUTSTANDING:
  Basic                                  2,525,612      2,593,546      2,553,860      2,629,122
  Diluted                                2,533,697      2,598,775      2,562,887      2,634,468